UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2004 (September 10, 2004)

Date of report (Date of earliest event reported)

ASSISTED LIVING CONCEPTS, INC.

(exact name of registrant as specified in its charter)

NEVADA	1-13498	93-1148702

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

1349 Empire Central, Suite 900, Dallas, TX 75247

(Address of Principal Executive Offices) (Zip Code)

(214) 424-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers
SIGNATURES
Press Release

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

On September 10, 2004, Andre C. Dimitriadis tendered his resignation from the Board of Directors effective immediately. A copy of the Company’s Press Release dated September 16, 2004 is attached hereto as Exhibit 99.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.
	By:	/s/ Edward A. Barnes
		Name:	Edward A. Barnes
Date: September 16, 2004		Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer